UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

MACROGENICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(301) 251-5172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(d) On March 5, 2014, Matthew Fust was appointed to the Board of Directors of MacroGenics, Inc. (the “Company”), and as Chairman of the Board’s Audit Committee. Pursuant to the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934 (the “Exchange Act”), the Board has determined that Mr. Fust is independent of management and free from any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of his independent judgment as a member of the Board or preclude Mr. Fust from serving as member of the Audit Committee. The Board has also determined that Mr. Fust is an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC and NASDAQ. Mr. Fust will serve as a Class II director, which class will stand for re-election at the 2015 annual meeting of stockholders.

Mr. Fust, age 49, most recently served as Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Amgen, Inc., in 2013 and served in that position since January 2009. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Fust serves on the Boards of Directors of Sunesis Pharmaceuticals, Inc. and Ultragenyx Pharmaceutical. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business The Board has concluded that Mr. Fust should serve as a director because he brings significant experience in executive management and leadership roles in public and private life sciences and biopharmaceutical companies, and has significant financial reporting expertise through his accounting education and professional experience.

Mr. Fust will participate in the Company’s Director Compensation Plan, including an equity grant upon his appointment to the Board, and pro-rated annual cash and equity retainer based on the date he joined the Board. Mr. Fust will enter into the Company’s standard indemnification agreement.

There are no family relationships between Mr. Fust and any officer or other director of the Company or any related party transactions involving Mr. Fust. There is no arrangement or understanding between Mr. Fust and any other person pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ Scott Koenig
Name:	Scott Koenig, M.D., Ph.D.
Title:	President and Chief Executive Officer

Date: March 7, 2014